Exhibit 10.7.5

AMENDMENT NO. 4

TO ADMINISTRATIVE AND INVESTMENT

SERVICES AGREEMENT

between

State Street Bank and Trust Company

and the

ABA Retirement Funds (f/k/a “American Bar Retirement Association”)

WHEREAS, pursuant to Section 16.07 of the Administrative and Investment Services Agreement, amended and restated as of November 18, 2002 (the “AISA Agreement”) between State Street Bank and Trust Company (“State Street”) and the American Bar Retirement Association, now called “ABA Retirement Funds” (“ARF”), the AISA Agreement may be amended by written instrument and executed by State Street and ARF.

NOW THEREFORE, BE IT RESOLVED, that, pursuant to the power of amendment contained in Section 16.07 of the AISA Agreement, the AISA Agreement hereby is amended, effective as of the date hereof, as follows:

1.	The name “ABA Retirement Funds” is substituted for the name “American Bar Retirement Association” in each place where the latter name appears, and the term “ARF” is substituted for the term “ABRA” in each place where the latter name appears.

2.	Section 2.02(b) of the AISA Agreement hereby is amended by deleting the period at the end of said section, inserting a semi-colon in lieu thereof and adding the following immediately after said semi-colon:

provided, however, that State Street shall not have any authority to, and shall not, appoint an Investment Advisor that is an Affiliate or is controlled by or under common control with CitiStreet unless directed to in writing by ARF, in which event Sections 2.04, 2.05 and 2.06 shall not apply and the responsibility for monitoring and removing such Investment Advisor shall exclusively be that of ARF.

IN WITNESS WHEREOF, ARF and State Street hereby cause this instrument to be executed by duly authorized officers this 24th day of January, 2006.

ABA RETIREMENT FUNDS		STATE STREET BANK AND TRUST COMPANY

By:	/s/ Donald Schiller	By:	/s/ Beth M. Halberstadt
Its:	President	Its:	Vice President